EXHIBIT 10.5

Stock Option Agreement

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made as of the Option Grant Date set forth on the initial Notice of Grant attached hereto by and between (i) WEBMETHODS, INC., a Delaware corporation (the “Corporation”), and (ii) Participant, an employee of the Corporation or any Subsidiary or Parent, named on each Notice of Grant attached hereto.

The Corporation has adopted an Amended and Restated Stock Option Plan (with all amendments thereto, the “Plan”), a copy of which has been provided or made available to Participant.

In consideration of the foregoing, of the mutual promises set forth in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and each respective Notice of Grant, the Corporation hereby grants to Participant the right to purchase, during the period specified in Section 2, the number of shares of Incentive Stock (those shares of Incentive Stock are referred to as the “Shares”) set forth on the respective Notice of Grant at an exercise price of per Share set forth on that Notice of Grant, in accordance with the terms of this Agreement, that Notice of Grant and the Plan (that right is referred to as the “Option”).

2. Duration of Option. The Option shall be effective during the period commencing as of the Option Grant Date and ending on the earliest to occur of: (a) failure of Participant to return a signed copy of the Notice of Grant (and, if the initial Notice of Grant, a signed copy of this Agreement) to the Corporation by the Return Date indicated in such Notice of Grant; (b) the date all of the Shares are purchased pursuant to the terms of this Agreement or are surrendered to the Corporation; (c) ninety (90) days after the date Participant ceases to be employed by the Corporation or any Subsidiary or Parent (except for termination due to the death of Participant); (d) the expiration of the one (1)-year period prescribed under Section 3.B; and (e) at 5:00 P.M. local time at the headquarters of the Corporation on the day immediately preceding the tenth (10th) anniversary of the Option Grant Date. Upon the expiration of the Option, the Option shall have no further force or effect, and Participant shall have no further rights in or under the Option or to the Shares that shall not have been purchased by that time pursuant to the Option.

3. Exercise of Option.

A. Subject to the provisions of Section 2 regarding the duration of the Option, and except as provided below, the Option shall vest in periodic increments commencing on the Vesting Start Date as provided in the respective Notice of Grant. Notwithstanding the foregoing, vesting of the Option shall terminate immediately upon the Participant ceasing to be employed with the Corporation or a Subsidiary or Parent. The Option may be exercised only to the extent the Option is vested.

The Option may be exercised only if Participant is in compliance with all covenants in, and provisions of, this Agreement and if compliance with all applicable securities laws can be effected and only by (i) Participant’s completion, execution and delivery (by written or electronic means) to the Corporation of a Notice and Request of Exercise in the form specified by the Corporation, (ii) the payment to the Corporation, as provided in Section 3.C, of an amount equal to the amount obtained by multiplying the Exercise Price by the number of Shares being purchased pursuant to such exercise, as shall be specified by Participant in such notice of exercise and (iii) if tax withholding applies to such exercise, the payment to the Corporation, as provided in Section 3.C, of an amount calculated by the Corporation to be sufficient to satisfy applicable Federal, state, foreign or local tax withholding requirements. Except in the event of the death of a Participant, in which event Participant’s estate, executors or administrators, or personal or legal representatives may exercise the Option in accordance with the terms of Section 3.B, the Option or any of the rights thereunder may be exercised by Participant only, and may not, on an absolute or contingent basis, be transferred or assigned, in whole or in part, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution and succession).

B. In the event of the death of Participant at such time that Participant shall possess an Option pursuant to the terms of this Agreement, Participant’s estate, executors or administrators, or personal or legal representatives shall be entitled, for a period of one (1) year following the date of Participant’s death, to exercise the Option, but only to the extent that Participant was entitled to exercise the Option on the date of such death. Any person so desiring to exercise Participant’s Option shall be required, as a condition to the exercise of the Option, to furnish to the Corporation such documentation as the Corporation shall deem satisfactory to evidence the exclusive authority of such person to exercise the Option on behalf of Participant. In the event of the exercise of the Option by Participant’s estate, executors or administrators, or personal or legal representatives, all references herein to Participant shall, to the extent applicable, be deemed to refer to and include such estate, executors or administrators, or personal or legal representatives, as the case may be.

C. Payment of the amount determined pursuant to Section 3.A shall be made (i) by cash, (ii) by good check, (iii) by delivery of shares of Common Stock owned by Participant valued at their fair market value as determined by the Board of Directors in good faith (which shares of Common Stock shall have been owned by Participant at least six (6) months prior to such delivery), (iv) by the assignment of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon exercise of the Option (including without limitation, through an exercise complying with Regulation T or rules promulgated by the Board of Governors of the Federal Reserve System) in accordance with such rules and procedures as the Corporation shall determine or (v) in such other manner as shall then be acceptable to, and permitted by, the Board of Directors. In addition, the Participant may satisfy applicable tax withholding requirements by electing to have the Corporation withhold from the Shares issuable upon exercise of an Option a number of whole shares having a fair market value (determined on the date that the amount of tax to be withheld is fixed) not in excess of the aggregate minimum withholding amount required by statute.

D. Upon the exercise of the Option by Participant, or as soon thereafter as is practicable, the Corporation shall issue and deliver to Participant a certificate or certificates evidencing such number of Shares as Participant has so elected to receive. Such certificate or certificates shall be registered in the name of Participant and, if applicable, shall bear an appropriate investment warranty legend, any legends required by any applicable securities law, rule or regulation, any legend referring to the restrictions provided hereunder and under the Plan and any legend required by the law of the jurisdiction of incorporation of the Corporation. Upon the exercise of the Option and the issuance and delivery of such certificate or certificates, Participant shall have all the rights of a stockholder with respect to such Shares and to receive all dividends or other distributions paid or made with respect thereto; provided, however, that such Shares shall be subject to the restrictions hereunder and in the Plan (if any).

E. The Board of Directors of the Corporation may, upon such terms and conditions as it deems appropriate, accept the surrender by Participant of Participant’s right to exercise the Option, in whole or in part, and authorize a payment in consideration therefor of an amount equal to the difference obtained by subtracting the sum of (i) the Exercise Price of the Shares which are the subject of such surrendered Option and (ii) an amount calculated by the Corporation to be sufficient to satisfy applicable Federal, state, foreign or local tax withholding requirements from the fair market value of the Shares which are the subject of such surrendered Option on the date of such surrender (such amount not to be less than zero), such payment to be in cash.

F. Notwithstanding any other provision of this Agreement, any unvested portion of the Option shall thereupon vest and the entire Option shall thereupon become immediately exercisable if, within one (1) year after a Change of Control of the Corporation, there is (i) a termination of Participant’s employment by the Corporation or a Subsidiary or Parent other than for Cause (as defined below) or (ii) a voluntary termination by Participant of Participant’s employment with the Corporation or a Subsidiary or Parent within ninety (90) days after Good Reason (as defined below) shall first exist. For purposes of this Agreement, “Cause” shall mean (i) embezzlement, theft, fraud, or any other act of dishonesty involving the Corporation or a Subsidiary or Parent or any of their customers, suppliers or business partners, (ii) Participant’s conviction of a felony, or any other crime involving moral turpitude, or (iii) a violation of a written agreement between Participant and the Corporation or a Subsidiary or Parent, including but not limited to Sections 6, 7, 8, 9, or 10 of this Agreement, that certain Proprietary Information and Assignment of Inventions Agreement or that certain letter agreement providing for nondisclosure of “Protected Information” and assignment of inventions. For purposes of this Agreement, “Good Reason” shall mean (i) a material reduction in Participant’s base salary, (ii) a material reduction in Participant’s duties without Participant’s consent, or (iii) a relocation of Participant’s regular place of work to any location outside a thirty (30) mile radius of the location from which Participant served the Corporation or a Subsidiary or Parent thirty (30) days prior to the date of such Change of Control of the Corporation without Participant’s consent. For purposes of this Agreement, a “Change of Control” of the Corporation shall be deemed to have occurred if (i) any person or group acquires, directly or indirectly (including, without limitation, by way of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a merger involving the Corporation), ownership of not less than a majority of the then outstanding voting securities of the Corporation, (ii) the stockholders of the Corporation approve a merger or consolidation involving the Corporation and resulting in a change of ownership of a majority of the then outstanding shares of voting securities of the Corporation, or (iii) the stockholders of the Corporation approve a plan of liquidation or dissolution of the Corporation or the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

4. Changes in Capital Structure of the Corporation. Subject to any required action by the stockholders of the Corporation and the provisions of the applicable law of the jurisdiction of incorporation of the Corporation, the number of Shares subject to this Agreement as well as the Exercise Price of any Shares not yet purchased by Participant shall be proportionately adjusted for (a) a division or combination of the shares of capital stock of the Corporation, (b) a dividend payable in shares of capital stock of the Corporation or (c) a reclassification of any shares of capital stock of the Corporation.

5. Rights Prior to Exercise. Participant shall have no equity interest in the Corporation or any voting, dividend, liquidation or dissolution rights with respect to any capital stock of the Corporation solely by reason of having an Option or having executed this Agreement or any Notice of Grant hereto. Furthermore, prior to the exercise of all or a portion of the Option, as set forth in Section 3.A, and the issuance and delivery of a certificate or certificates evidencing the Shares purchased pursuant to the exercise of all or a portion of such Option, Participant shall have no interest in, or any voting, dividend, liquidation or dissolution rights with respect to, the Shares.

6. Treatment of Information.

A. Participant covenants and agrees that Participant shall not, except with the prior written consent of the Corporation, or except if Participant is acting as an employee of the Corporation solely for the benefit of the Corporation in connection with the Corporation’s business and in accordance with the Corporation’s business practices and employee policies, at any time during or within ten (10) years following termination of Participant’s employment by the Corporation, directly or indirectly, disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any Confidential Information in any form or format which has been obtained by or disclosed to Participant as a result of Participant’s employment with the Corporation. “Confidential Information” shall include, without limitation: the terms and conditions of this Agreement; trade secrets; systems; technology; computer programs, related object and source code or documentation; databases and data residing therein or derived therefrom; procedures; manuals or confidential reports or analysis; the agreements with or terms of any relationship or agreement with any distributor, reseller, customer, systems integrator, business partner or strategic partner; financial, marketing or sales information and strategy; pricing or accounting data or methods; licenses, business arrangements or related documentation; the identity of and lists and/or electronic mail addresses relating to customers, prospective customers, systems integrators, business partners or strategic partners; personal information and electronic mail addresses or telephone numbers for employees of or contractors to the Corporation or any subsidiary; information, concepts, discoveries or ideas relating to the Corporation’s past, present and future technology, software, services and techniques; information concerning competitive analysis or strategy; inventions, improvements, techniques, designs or other technical data; or other information, data or materials concerning any of the Corporation’s business methods, personnel, practices or strategies. Participant acknowledges that Participant’s obligations not to use or disclose the Corporation’s trade secrets after the term of Participant’s employment by the Corporation continue indefinitely and are not subject to the ten (10)-year limitation upon use or disclosure of Confidential Information. Participant further acknowledges that any information and materials received by the Corporation from third parties in confidence (or subject to nondisclosure or similar covenants) shall be deemed to be and shall be Confidential Information within the meaning of this Section 6. The absence of any marking or statement that particular information is confidential, proprietary or Confidential Information shall not affect its status as Confidential Information.

B. Disclosure of any Confidential Information shall not be prohibited if such disclosure is required by a valid and existing order of a court or other governmental body or agency within the United States; provided, however, that (i) Participant shall first have given prompt notice to the Corporation of any possible or prospective order (or proceeding pursuant to which any such order may result) and (ii)

the Corporation shall have been afforded a reasonable opportunity to prevent or limit any such disclosure. It shall not be a violation of this Agreement for Participant to disclose to Participant’s legal counsel the provisions of this Agreement, provided that the purpose of such disclosure is to aid in Participant’s compliance with those provisions, and that Participant’s legal counsel agrees in writing to maintain the provisions of this Agreement in strictest confidence. Also, it shall not be a violation of this Agreement for Participant to disclose the provisions of this Agreement to Participant’s tax advisors, provided that such tax advisors agree in writing to maintain the provisions of this Agreement in strictest confidence.

C. For purposes of this Agreement, Participant may disclose Confidential Information which (i) has been provided to Participant by a third party that is not obligated to maintain confidentiality or to whom the Corporation owes no duty of confidentiality, (ii) is or becomes publicly available without breach of any other agreement or instrument to which the Corporation is a party or a beneficiary or (iii) is or becomes publicly available without breach of any duty owed to the Corporation by Participant or any third party. Participant acknowledges and agrees that, if Participant shall seek to disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any Confidential Information within the scope of this Section 6.C, Participant shall bear the burden of proving that any such Confidential Information shall have become publicly available without a breach of an agreement or instrument to which the Corporation is a party or beneficiary or the breach of a duty to the Corporation.

7. Covenant Not to Compete. Participant covenants and agrees that during the Restricted Period (as defined below) and in the Restricted Area (as defined below), Participant shall not directly, indirectly or in concert with any other person or entity, provide services that are the same as, or substantially similar to, the services Participant performed for the Corporation at any time during Participant’s employment by the Corporation (the “Restricted Services”), to or on behalf of a Competing Entity (as defined below).

A. “Competing Entity” shall mean any person (including Participant acting on his/her own behalf) or entity engaged in actual competition for customers with the Corporation, in the business of designing, developing, producing, marketing, distributing, licensing, selling, implementing, modifying, deploying, servicing or supporting any software or technology being designed, developed, produced, marketed, demonstrated, distributed, licensed, sold, implemented, modified, deployed, serviced or supported by the Corporation (the “Competing Products”) (i) during the period the Restricted Services were performed for the Corporation or (ii) as of the date of termination of Participant’s employment with the Corporation.

B. The “Restricted Period” shall mean the period commencing with the Option Grant Date set forth on the initial Notice of Grant and ending on the later of (i) nine (9) months after Participant’s employment with the Corporation ends for any reason whatsoever, including, but not limited to, involuntary termination by the Corporation, voluntary termination by Participant, a mutual decision by the Corporation and Participant, or any other reason; or (ii) nine (9) months after a court of competent jurisdiction enters an order enforcing the terms of this Section 7.

C. The “Restricted Area” shall mean any state, province or similar political subdivision where the Corporation has employees and/or has designed, developed, produced, marketed, demonstrated, distributed, licensed, sold, implemented, modified, deployed, serviced or supported software, technology or services or has a written proposal pending to do the same. In addition to the foregoing, given the ability of Participant to work remotely for a Competing Entity via the internet or other technology, the Restricted Area shall include any other state, province or similar political subdivision where Participant is physically located while performing Restricted Services for a Competing Entity that directly or indirectly uses Participant’s services to design, develop, demonstrate, produce, market, demonstrate, distribute, license, sell, implement, modify, deploy, service or support any Competing Product within the Restricted Area or has a written proposal pending to do the same.

D. Notwithstanding the foregoing, Participant shall not be in violation of this Section 7 if Participant is acting as an employee of the Corporation solely for the benefit of the Corporation in connection with the Corporation’s business and in accordance with the Corporation’s business practices and employee policies. Also, Participant shall not be in violation of this Section 7 if, after the termination of Participant’s employment with the Corporation, Participant provides services to a Competing Entity in a line of business which the Corporation has abandoned.

8. Customer Nonsolicitation Covenant. Participant covenants and agrees that for the Nonsolicitation Period (as defined below), Participant will not, directly, indirectly, or in concert with any other person or entity, solicit any Customer (as defined below) where the products or services at issue are the same as, substantially similar to or substantially derived from those then available from the Corporation.

A. “Customer” shall mean any person or entity that had purchased or utilized products or services from the Corporation during the twelve (12) month period immediately preceding the earlier of (i) the prohibited solicitation; or (ii) the date of termination of Participant’s employment with the Corporation. “Customer” shall also include any person or entity who Participant is, or reasonably should be, aware that the Corporation was actively soliciting (other than by means of a general advertising campaign) to purchase the Corporation’s products or services during the twelve (12) month period immediately preceding the earlier of (i) the prohibited solicitation; or (ii) the date of termination of Participant’s employment by the Corporation.

B. The “Nonsolicitation Period” shall mean the period commencing with the Option Grant Date set forth on the initial Notice of Grant and ending on the later of (i) nine (9) months after Participant’s employment with the Corporation ends for any reason whatsoever, including, but not limited to, involuntary termination by the Corporation, voluntary termination by Participant, a mutual decision by the Corporation and Participant, or any other reason; or (ii) nine (9) months after a court of competent jurisdiction enters an order enforcing the terms of this Section 8.

C. Notwithstanding the foregoing, Participant shall not be in violation of this Section 8 if Participant is acting as an employee of the Corporation solely for the benefit of the Corporation in connection with the Corporation’s business and in accordance with the Corporation’s business practices and employee policies.

9. Employee/Consultant Nonsolicitation Covenant. Participant covenants and agrees that for the period commencing with the Option Grant Date set forth on the initial Notice of Grant and ending on the later of (a) two (2) years after Participant’s employment with the Corporation ends for any reason whatsoever, including, but not limited to, involuntary termination by the Corporation, voluntary termination by Participant, a mutual decision by Corporation and Participant, or any other reason whatsoever, or (b) two (2) years after a court of competent jurisdiction enters an order enforcing the terms of this Section 8, Participant shall not, directly or indirectly, Solicit (as defined below) any person or entity who was an employee, independent contractor or consultant of the Corporation during the one (1)-year period prior to the date of termination of Participant’s employment by the Corporation (any such person or entity is a “Covered Person”), in any manner that causes any Covered Person to terminate or otherwise diminish any Covered Person’s relationship with the Corporation.

A. “Solicit” shall mean the direct or indirect solicitation for hire or engagement by Participant of a Covered Person, whether for or on behalf of Participant or for any entity in which Participant shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor or stockholder (other than de minimis stock holdings), director, officer, employer, employee, servant, agent, representative or otherwise. “Solicit” shall also mean Participant’s direct or indirect hiring or engagement of a Covered Individual, whether for or on behalf of Participant or for any entity in which Participant shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor or stockholder, director, officer, employer, employee, servant, agent, representative or otherwise.

10. Materials. All notes, data, tapes, reference items, sketches, drawings, memoranda, records and other materials in any way relating to the Corporation’s business shall belong exclusively to the Corporation and Participant agrees to turn over to the Corporation all copies of such materials in Participant’s possession or under Participant’s control at the request of the Corporation or, in the absence of such a request, upon the termination of Participant’s employment with the Corporation.

11. Reasonableness of Restrictions. PARTICIPANT HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF SECTIONS 6 THROUGH 10 HEREOF INCLUSIVE AND SECTION 15 HEREOF AND, HAVING DONE SO, AGREES THAT THE RESTRICTIONS SET FORTH IN SUCH SECTIONS ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED TO PROTECT THE INTERESTS OF THE CORPORATION, AND ITS OFFICERS, DIRECTORS,

STOCKHOLDERS AND EMPLOYEES, INCLUDING BUT NOT LIMITED TO, THE GOODWILL THE CORPORATION HAS DEVELOPED WITH ITS CUSTOMERS AND THE PROTECTION OF THE CORPORATION’S CONFIDENTIAL INFORMATION AND TRADE SECRETS.

12. Employment of Participant. Nothing in this Agreement shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Corporation shall continue to employ Participant, nor shall this Agreement affect in any way the right of the Corporation to terminate the employment of Participant, at any time and for any reason if Participant is employed in the United States. By Participant’s execution of this Agreement, Participant acknowledges and agrees that Participant’s employment, if that employment is within the United States, is “at will.” No change of Participant’s duties as an employee of the Corporation shall result in, or be deemed to be, a modification of any of the terms of this Agreement.

13. No Prior Agreements. Participant represents that Participant’s performance of all the terms of this Agreement and any services to be rendered as an employee of the Corporation do not and shall not breach any fiduciary or other duty or any covenant, agreement or understanding (including, without limitation, any agreement relating to any proprietary information, knowledge or data acquired by Participant in confidence, trust or otherwise prior to Participant’s employment by the Corporation) to which Participant is a party or by the terms of which Participant may be bound.

14. Burden and Benefit; Corporation. This Agreement shall be binding upon, and shall inure to the benefit of, the Corporation and Participant, and their respective heirs, personal and legal representatives, successors and assigns. As used in Sections 6 through 13 inclusive, this Section 14 and Sections 15 and 21, the term the “Corporation” shall also include any corporation or other entity which is the parent or a subsidiary of the Corporation or any corporation or entity which is an affiliate of the Corporation by virtue of common (although not identical) ownership, and for which Participant is providing services in any form during Participant’s employment with the Corporation or any such other corporation or entity. Participant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Corporation and any such other corporation or entity.

15. Accounting for Profits; Indemnification. Participant covenants and agrees that, if Participant shall violate any of Participant’s covenants or agreements contained in this Agreement, the Corporation shall be entitled to an accounting and repayment of all profits, gains, compensation, royalties, commissions, remunerations or benefits which Participant directly or indirectly shall have realized or may realize relating to, growing out of or in connection with (i) any such violation; and (ii) any grant of Options under this Agreement; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Corporation is or may be entitled at law or in equity or otherwise under this Agreement. Participant agrees that the Corporation may obtain injunctive or equitable relief without posting a bond. Participant hereby agrees to defend, indemnify and hold harmless the Corporation against and in respect of: (i) any and all losses and damages resulting from, relating or incident to, or arising out of any misrepresentation or breach by Participant of any warranty, covenant or agreement made or contained in this Agreement; and (ii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable attorneys’ fees) incident to the foregoing.

16. Forum Choice. Participant consents to the personal and subject matter jurisdiction and venue of the Circuit Court for Fairfax County, Virginia, USA and the U.S. District Court for the Eastern District of Virginia, USA, with respect to any and all causes of action pertaining to this Agreement, and agrees to accept service of process made in accordance with the statutes of Virginia and the United States. Participant and the Corporation agree that the exclusive forum for any and all causes of action pertaining to this Agreement shall be the Circuit Court for Fairfax County, Virginia, USA and the U.S. District Court for the Eastern District of Virginia, USA.

17. Genders. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

18. Headings. The headings and other captions contained in this Agreement are for convenience of reference only and shall not be used in interpreting,

construing or enforcing any of the provisions of this Agreement.

19. Entire Agreement. This Agreement, the Notice(s) of Grant, and the Plan set forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto with respect to the subject matter of this Agreement, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them with respect to the Option or the Shares other than as set forth herein. This Agreement, the Notice of Grant, and the Plan are, and are intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, with respect to the Option and the Shares. The terms and conditions of this Agreement shall apply to any future grants of Incentive Stock to Participant pursuant to the Plan and the term “Option Grant Date” shall refer to such subsequent grant date as appropriate. Any such future grants and acceptance thereof shall be evidenced by the completion, execution and attachment to this Agreement of an additional Notice of Grant, in the form of the initial Notice of Grant attached hereto, or as otherwise provided by the Corporation, which shall be incorporated herein by reference.

20. Notices. Any and all notices provided for herein shall be sufficient if in writing, and sent by hand delivery or by certified or registered mail (return receipt requested and first- class postage prepaid), in the case of the Corporation, to its principal office and to the attention of its General Counsel, and, in the case of Participant, to Participant’s address as shown on the Corporation’s records.

21. Invalid or Unenforceable Provisions. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity and enforceability of the other provisions hereof. Participant agrees that the breach or alleged breach by the Corporation of (a) any covenant contained in another agreement (if any) between the Corporation and Participant or (b) any obligation owed to Participant by the Corporation, shall not affect the validity or enforceability of the covenants and agreements of Participant set forth herein.

22. Governing Law. This Agreement shall be construed and enforced in accordance with the substantive laws of the jurisdiction of incorporation of the Corporation excluding conflicts-of-law principles.

23. Modifications. No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto; provided, however, that Participant hereby covenants and agrees to execute any amendment to this Agreement which shall be required or desirable (in the opinion of the Corporation or its counsel) in order to comply with any applicable securities law or rule or any rule or regulation promulgated or proposed under the Code by the Internal Revenue Service.

24. Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Agreement and any term or provision of the Plan, such term or provision of the Plan shall control.

IN WITNESS WHEREOF, the Corporation and Participant have executed this Agreement as of the Option Grant Date.

CORPORATION:

WEBMETHODS, INC., a Delaware corporation

By:

Authorized Person

PARTICIPANT:

Print name:

Address: